UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 16, 2007, CV Therapeutics, Inc. (the "Company") announced that David McCaleb, the Company's senior vice president, commercial operations, will no longer serve in such capacity but will continue to serve as a consultant to the Company. The effective date of Mr. McCaleb's departure as an officer of the Company is July 16, 2007.

Item 8.01.    Other Events

On July 16, 2007, we publicly disseminated a press release announcing the appointment of Lewis Stuart as senior vice president, commercial operations. Mr. Stuart had served as vice president, sales since joining the Company in July 2003. He succeeds David McCaleb who will continue to serve as a consultant to the Company.

The foregoing description is qualified in its entirety by reference to our press release dated July 16, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

*****

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release dated July 16, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: July 18, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated July 16, 2007.